                                                                   EXHIBIT 10.38

AT&T CORP.                              RAZORFISH, INC.
10 Independence Blvd.                   107 Grand Street, 3rd Flr.
Warren, New Jersey  07059               New York, NY  10013
Attention:  Willie Mae Harris           Attention:  Michael Simon

AT&T Corp. ("Company") agrees to purchase and Razorfish, Inc. ("Supplier") agrees to sell in accordance with the terms and conditions stated in this Agreement and any attachments to this Agreement.

                                  Section One
                                  -----------

STATEMENT OF WORK - Supplier shall perform all services under this Agreement as set forth in Attachment A and Attachment A2, attached to and made a part of this Agreement (the "work" or "services") to the extent that it (a) describes the work to be performed, and (b) identifies any applicable schedules. Any other matters addressed in the attached proposal are not made part of this Agreement and are excluded from the understanding between the parties. Any conflict between the attached proposal and this Agreement No. N7000015 will be resolved in favor of the Agreement.

COMPENSATION - This is a fixed price Agreement and Company shall pay Supplier, in full compensation for the Work under this Agreement, the total sum of $673,200.00. Payments shall be made in installments, as defined in Attachment A, in the section Schedule of Deliverables and Payment, attached hereto, based on successful performance and acceptance of contract requirements or progress toward contract requirements. Successful performance or progress towards deliverables or any adjustment will be agreed to or negotiated by the responsible AT&T Technical Manager acknowledging acceptance of work.

PERIOD OF PERFORMANCE - This Agreement will be effective August 18, 1997 and
                                                         ---------------
will terminate on or about March 6, 1998.

TERMS OF PAYMENT - Net 15 days.

                                  Section Two
                                  -----------

ASSIGNMENT AND SUBCONTRACTING - Supplier shall not assign any right or interest under this Agreement (excepting monies due or to become due) or delegate or subcontract any Work or other obligation to be performed or owed under this Agreement without the prior written consent of Company. Any attempted assignment, delegation or subcontracting in contravention of the above provisions shall be void and ineffective. Any assignment of monies shall be void and ineffective to the extent that (1) Supplier shall not have given Company at least thirty (30) days prior written notice of such assignment or (2) such assignment attempts to impose upon Company obligations to the assignee additional to the payment of such monies, or to preclude Company from dealing solely and directly with Supplier in all matters pertaining to this Agreement including the negotiation of amendments or settlements of charges due. All Work performed by Supplier's subcontractor(s) at any tier shall be deemed Work performed by Supplier.

                                                                   Agreement No.
                                                                    Page 2 of 13

CHANGES - Company may at any time (pursuant to the Change Order procedures set forth in this paragraph) during the progress of the Work require additions to or alterations of or deductions or deviations (all hereinafter referred to as a "Change") from the Work called for by the specifications, drawings and samples. No Change shall be considered as an addition or alteration to or deduction or deviation from the Work called for by the specifications, drawings and samples nor shall Supplier be entitled to any compensation for work done pursuant to or in contemplation of a Change, unless made pursuant to a written Change Order issued by Company. Within ten (10) days after a request for a Change, Supplier shall submit a proposal to Company which includes any increases or decreases in Supplier's costs or changes in the delivery or Work schedule necessitated by the Change. Company shall, within ten (10) days of receipt of the proposal, either
(i) accept the proposal, in which event Company shall issue a written Change Order directing Supplier to perform the Change or (ii) advise Supplier not to perform the Change in which event Supplier shall proceed with the original Work.

CHOICE OF LAW - The construction, interpretation and performance of this Agreement and all transactions under it shall be governed by the laws of the State of New Jersey excluding its choice of laws rules and excluding the Convention for the International Sale of Goods. The parties agree that the provisions of the New Jersey Uniform Commercial Code apply to this Agreement and all transactions under it, including agreements and transactions relating to the furnishing of services, the lease or rental of equipment or material, and the license of software. Supplier agrees to submit to the jurisdiction of any court wherein an action is commenced against Company based on a claim for which Supplier has agreed to indemnify Company under this Agreement.

COMPLIANCE WITH LAWS - Supplier and all persons furnished by Supplier shall comply at their own expense with all applicable federal, state, local and foreign laws, ordinances, regulations and codes, including those relating to the use of chlorofluorocarbons, and including the identification and procurement of required permits, certificates, licenses, insurance, approvals and inspections in performance under this Agreement. Supplier agrees to indemnify, defend (at Company's request) and save harmless Company, its affiliates, its and their customers and each of their officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorney's fees) that arise out of or result from any failure to do so.

ENTIRE AGREEMENT - This Agreement shall incorporate the typed or written provisions on Company's orders issued pursuant to this Agreement and shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and the order(s) and shall not be modified or rescinded, except by a writing signed by Supplier and Company. All references in these terms and conditions to this Agreement or to Work, services, material, equipment, products, software or information furnished under, in performance of, pursuant to, or in contemplation of, this Agreement shall also apply to any orders issued pursuant to this Agreement. Printed provisions on the reverse side of Company's orders (except as specified otherwise in this Agreement) and all provisions on Supplier's forms shall be deemed deleted. Additional or different

                                                                   Agreement No.
                                                                    Page 3 of 13

terms inserted in this Agreement by Supplier, or deletions thereto, whether by alterations, addenda, or otherwise, shall be of no force and effect, unless expressly consented to by Company in writing. Estimates or forecasts furnished by Company shall not constitute commitments. The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written quotations, communications, agreements and understandings of the parties with respect to the subject matter of this Agreement. The term "Work" as used in this Agreement may also be referred to as "services."

FORCE MAJEURE - Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or nonperforming party or its subconstractors ("force majeure conditions"). Notwithstanding the foregoing, Supplier's liability for loss or damage to Company's material in Supplier's possession or control shall not be modified by this clause. If any force majeure condition occurs, the party delayed or unable to perform shall give immediate notice to the other party, stating the nature of the force majeure condition and any action being taken to avoid or minimize its effect. The party affected by the other's delay or inability to perform may elect to: (1) suspend this Agreement or an order for the duration of the force majeure condition and (i) at its option buy, sell, obtain or furnish elsewhere material or services to be bought, sold, obtained or furnished under this Agreement or an order (unless such sale or furnishing is prohibited under this Agreement) and deduct from any commitment the quantity bought, sold, obtained or furnished or for which commitments have been made elsewhere and (ii) once the force majeure condition ceases, resume performance under this Agreement or an order with an option in the affected party to extend the period of this Agreement or order up to the length of time the force majeure condition endured and/or (2) when the delay or nonperformance continues for a period of at least fifteen (15) days, terminate, at no charge, this Agreement or an order or the part of it relating to material not already shipped, or services not already performed. Unless written notice is given within forty-five (45) days after the affected party is notified of the force majeure condition, (1) shall be deemed selected.

GOVERNMENT CONTRACT PROVISIONS - The following provisions regarding equal opportunity, and all applicable laws, rules, regulations and executive orders specifically related thereto, including applicable provisions and clauses from the Federal Acquisition Regulation and all supplements thereto are incorporated in this Agreement as they apply to work performed under specific U.S. Government contracts: 41 CFR 60-1.4, Equal Opportunity; 41 CFR 60-1.7, Reports and Other Required Information; 41 CFR 60-1.8, Segregated Facilities; 41 CFR 60-250.4, Affirmative Action For Disabled Veterans and Veterans of the Vietnam Era (if in excess of $10,000); and 41 CFR 60-741.4, Affirmative Action for Disabled Workers (if in excess of $2,500), wherein the terms "contractor" and "subcontractor" shall mean "Supplier". In addition, orders placed under this Agreement containing a notation that the material or services are intended for use under Government contracts shall be subject to such other Government provisions printed, typed or written thereon, or on the reverse side thereof, or in attachments thereto.

                                                                   Agreement No.
                                                                    Page 4 of 13

IDENTIFICATION - Supplier shall not, without Company's prior written consent, engage in advertising, promotion or publicity related to this Agreement, or make public use of any Identification in any circumstances related to this Agreement. "Identification" means any copy or semblance of any trade name, trademark, service mark, insignia, symbol, logo, or any other product, service or organization designation, or any specification or drawing of AT&T or its affiliates, or evidence of inspection by or for any of them. Supplier shall remove or obliterate any Identification prior to any use or disposition of any material rejected or not purchased by Company, and, shall indemnify, defend (at Company's request) and save harmless AT&T and its affiliates and each of their officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) arising out of Supplier's failure to so remove or obliterate.

IMPLEADER - Supplier shall not implead or bring an action against Company or its customers or the employees of either based on any claim by any person for personal injury or death to an employee of Company or its customers occurring in the course or scope of employment and that arises out of material or services furnished under this Agreement.

INDEMNITY - All persons furnished by Supplier shall be considered solely Supplier's employees or agents, and Supplier shall be responsible for payment of all unemployment, social security and other payroll taxes, including contributions when required by law. Supplier agrees to indemnify and save harmless Company, its affiliates, its and their customers and each of their officers, directors, employees, successors and assigns (all hereinafter referred to in this clause as "Company") from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorney's fees) that arise out of or result from: (1) injuries or death to persons or damage to property, including theft, in any way arising out of or occasioned by, caused or alleged to have been caused by or on account of the performance of the Work or services performed by Suppler or persons furnished by Supplier; (2) assertions under Workers' Compensation or similar acts made by persons furnished by Supplier or by any subcontractor or by reason of any injuries to such persons for which Company would be responsible under Workers' Compensation or similar acts if the persons were employed by Company; (3) any failure on the part of Supplier to satisfy all claims for labor, equipment, materials and other obligations relating directly or indirectly to the performance of the Work; or (4) any failure by Supplier to perform Supplier's obligations under this clause or the INSURANCE clause. Supplier agrees to defend Company, at Company's request, against any such claim, demand or suit. Company agrees to notify Supplier within a reasonable time of any written claims or demands against Company for which Supplier is responsible under this clause.

INFRINGEMENT - Supplier shall indemnify and save harmless Company, its affiliates, its and their customers, and each of their officers, directors, employees, successors and assigns (all hereinafter referred to in this clause as Company) from and against any losses, damages, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that arise out of or result from any proved or unproved claim (1) of

                                                                   Agreement No.
                                                                    Page 5 of 13

infringement of any patent, copyright, trademark or trade secret right, or other intellectual property right, private right, or any other proprietary or personal interest, and (2) related by circumstances to the existence of this Agreement or performance under or in contemplation of it (an Infringement Claim). If the Infringement Claim arises solely from Supplier's adherence to Company's written instructions regarding services or tangible or intangible goods provided by Supplier (Items) and if the Items are not (1) commercial items available on the open market or the same as such items, or (2) items of Supplier's designated origin, design or selection, Company shall indemnify Supplier. Company or Supplier (at Company's request) shall defend or settle, at its own expense any demand, action or suit on any Infringement Claim against the other for which it is the indemnitor under the preceding provisions and each shall timely notify the other of any assertion against it of any Infringement Claim and shall cooperate in good faith with the other to facilitate the defense of any such claim.

INSPECTION - Company's Representatives shall at all times have access to the Work for the purpose of inspection or a Quality Review and Supplier shall provide safe and proper facilities for such purpose.

INSURANCE - Supplier shall maintain and cause Supplier's subcontractors to maintain during the term of this Agreement: (1) Workers' Compensation insurance as prescribed by the law of the state or nation in which the Work is performed;
(2) employer's liability insurance with limits of at least $500,000 for each occurrence; (3) Commercial General Liability ("CGL") insurance, including Blanket Contractual Liability and Broad Form Property Damage with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence; Supplier agrees that Supplier, Supplier's insurer(s) and anyone claiming by, through, under or in Supplier's behalf shall have no claim, right of action or right of subrogation against Company and its customers based on any loss or liability insured against under the foregoing insurance. Supplier and Supplier's subcontractors shall furnish prior to the start of Work certificates or adequate proof of the foregoing insurance including, if specifically requested by Company, copies of the endorsements and insurance policies.
Company shall be notified in writing at least thirty (30) days prior to cancellation of or any change in the policy.

INVOICING - Supplier's invoices shall be rendered upon completion of the Work or at other times expressly provided for in this Agreement or order; and shall be payable when the Work has been performed to the satisfaction of Company. Supplier shall mail invoices with copies of any supporting documentation required by Company to the address shown on this Agreement or order. The Work shall be delivered free from all claims, liens, and charges whatsoever. Company reserves the right to require, before making payment, proof that all parties furnishing labor and materials for the Work have been paid.

PAYMENT TERMS - Unless payment terms more favorable to Company appear on Supplier's invoice and Company elects to pay on such terms, invoices shall be paid in accordance with the terms stated in this Agreement, and due dates for payment of invoices shall be computed from the date of receipt of invoice by Company.

                                                                   Agreement No.
                                                                    Page 6 of 13

RELEASES VOID - Neither party shall require (i) waivers or releases of any personal rights or (ii) execution of documents which conflict with the terms of this Agreement, from employees, representatives or customers of the other in connection with visits to its premises and both parties agree that no such releases, waivers or documents shall be pleaded by them or third persons in any action or proceeding.

RIGHT OF ENTRY AND PLANT RULES - Each party shall have the right to enter the premises of the other party during normal business hours with respect to the performance of this Agreement, subject to all plant rules and regulations, security regulations and procedures and U.S. Government clearance requirements if applicable. Supplier shall become acquainted with conditions governing the delivery, receipt and storage of materials at the site of the Work so that Supplier will not interfere with Company's operations. Storage space will not necessarily be provided adjacent to the site of the Work. Therefore, Supplier shall be expected to select, uncrate, remove and transport materials from the storage areas provided. Company is not responsible for the safekeeping of Supplier's property on Company premises. Supplier shall not stop, delay or interfere with Company's work schedule without the prior approval of Company's Representative. Suppler shall provide and maintain sufficient covering and take any other precautions necessary to protect Company's stock, equipment and other property from damage due to Supplier's performance of the Work.

SUPPLIER'S INFORMATION - Supplier shall not provide under, or have provided in contemplation of, this Agreement any idea, data, program, technical, business or other intangible information, however conveyed, or any document, print, tape, disk, semiconductor memory or other information-conveying tangible article, unless Supplier has the right to do so, and Supplier shall not view any of the foregoing as confidential or proprietary.

SURVIVAL OF OBLIGATIONS -The obligations of the parties under this Agreement which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, including, by way of illustration only and not limitation, those in the clauses COMPLIANCE WITH LAWS, IDENTIFICATION, IMPLEADER, INDEMNITY, INFRINGEMENT, INSURANCE, RELEASES VOID, USE OF INFORMATION and WARRANTY, shall survive termination, cancellation or expiration of this Agreement.

TAXES - Company shall reimburse Supplier only for the following tax payments with respect to transactions under this Agreement unless Company advises Supplier that an exemption applies: state and local sales and use taxes, as applicable. Taxes payable by Company shall be billed as separate items on Supplier's invoices and shall not be included in Supplier's prices. Company shall have the right to have Supplier contest any such taxes that Company deems improperly levied at Company's expense and subject to Company's direct and control.

TERMINATION - Company may at any time terminate this Agreement or an order, in whole or in part, by written notice to Supplier. In such case, Company's liability shall be limited to payment of the amount due for Work performed up to and including the date of

                                                                   Agreement No.
                                                                    Page 7 of 13

termination (which amount shall be substantiated with proof satisfactory to Company), and no further Work will be rendered by Supplier. Such payment shall constitute a full and complete discharge of Company's obligations. In no event shall Company's liability exceed the price for the Work being terminated.

TOOLS AND EQUIPMENT - Unless otherwise specifically provided in this Agreement, Supplier shall provide all labor, tools and equipment (the "tools") for performance of this Agreement. Should Supplier actually use any tools owned or rented by Company or its customer, Supplier acknowledges that Supplier accepts the tools "as is, where is," that neither Company nor its customer have any responsibility for the condition or state of repair of the tools and that Supplier shall have risk of loss and damage to such tools. Supplier agrees not to remove the tools from Company's or its customer's premises and to return the tools to Company or its customer upon completion of use, or at such earlier time as Company or its customer may request, in the same condition as when received by Supplier, reasonable wear and tear excepted.

USE OF INFORMATION - Supplier shall view as Company's property any idea, data, program, technical, business or other intangible information, however conveyed, and any document, print, tape, disk, tool, or other tangible information-conveying or performance-aiding article owned or controlled by Company, and provided to, or acquired by, Supplier under or in contemplation of this Agreement (Information). Supplier shall, at no charge to Company, and as Company directs, destroy or surrender to Company promptly at its request any such article or any copy of such Information. Supplier shall keep Information confidential and use it only in performing under this Agreement and obligate its employees, subcontractors and others working for it do so, provided that the foregoing shall not apply to information previously known to Supplier free of obligation, or made public through no fault imputable to Supplier.

WAIVER - The failure of either party at any time to enforce any right or remedy available to it under this Agreement or otherwise with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

WARRANTY - Supplier warrants to Company that material furnished will be new, merchantable, free from defects in design, material and workmanship and will conform to and perform in accordance with the specifications, drawings and samples. These warranties extend to the future performance of the material and shall continue for one year after the material is accepted by Company. Supplier also warrants to Company that services will be performed in a first class, workmanlike manner. In addition, if material furnished contains one or more manufacturers' warranties, Supplier hereby assigns such warranties to Company and its customers. All warranties shall survive inspection, acceptance and payment. Material or services not meeting the warranties will be, at Company's option, returned for refund, repaired, replaced or reperformed by Supplier at no cost to Company or its customers and with transportation costs and risk of loss and damage in transit borne by Supplier. Repaired and replacement material shall be warranted as set forth above in this clause.

                                                                   Agreement No.
                                                                    Page 8 of 13

WORK DONE BY OTHERS - If any of the Work is dependent on work done by others, Supplier shall inspect and promptly report to Company's Representative any defect that renders such other work unsuitable for Supplier's proper performance. Supplier's silence shall constitute approval of such work as fit and suitable for Supplier's performance.

                                 Section Three
                                 -------------

MEDIATION - If a dispute arises out of or relates to this Agreement, or its breach, and the parties have not been successful in resolving such dispute through negotiation, the parties agree to attempt to resolve the dispute through mediation by submitting the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). Each party shall bear its own expenses and an equal share of the expenses of the mediator and the fees of the AAA. The parties, their representatives, other participants and the mediator shall hold the existence, content and result of the mediation in confidence. If such dispute is not resolved by such mediation, the parties shall have the right to resort to any remedies permitted by law. All defenses based on passage of time shall be tolled pending the termination of the mediation. Nothing in this clause shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending mediation. A request by a party to a court for such injunctive relief shall not be deemed a waiver of the obligation to mediate.

                                 Section Four
                                 ------------

AUDIT - With the exception of prices fixed by this Agreement, Supplier shall maintain accurate and complete records including a physical inventory, if applicable, of all costs incurred under this Agreement which may affect costs (i.e. travel, living expense, etc.) payable by Company under this Agreement. These records shall be maintained in accordance with recognized commercial accounting practices so they may be readily audited and shall be held until costs have been finally determined under this Agreement and payment or final adjustment of payment, as the case may be, has been made. Supplier shall permit Company or Company's representative to examine and audit these records and all supporting records at all reasonable times. Audits shall be made not later than three (3) calendar year(s) after the (a) final delivery date of material ordered or completion of services rendered or three (3) calendar year(s) after expiration date of this Agreement, whichever comes later.

AUTHORSHIP, COPYRIGHT AND MASK WORK RIGHTS - The entire right, title, and interest, including copyright and mask work rights, in all original works of authorship fixed in any tangible medium of expression heretofore or hereafter created by Supplier, or on Supplier's behalf, for Company or furnished to Company hereunder is hereby transferred to and vested in Company. The parties expressly agree to consider as works made for hire those works ordered or commissioned by Company which qualify as such in accordance with the Copyright laws. For all such original works, Supplier agrees to provide documentation satisfactory to Company to assure the conveyance of all such right, title, and interest, including copyright and mask work rights, to Company.

                                                                   Agreement No.
                                                                    Page 9 of 13

BANKRUPTCY AND TERMINATION FOR FINANCIAL INSECURITY - Either party may terminate this Agreement by notice in writing:

1) if the other party makes an assignment for the benefit of creditors (other than solely an assignment of moneys due); or

2) if the other party evidences an inability to pay debts as they become due, unless adequate assurance of such ability to pay is provided within thirty (30) days of such notice.

If a proceeding is commenced under any provision of the United States Bankruptcy Code, voluntary or involuntary, by or against either party, and this Agreement has not been terminated, the non-debtor party may file a request with the bankruptcy court to have the court set a date within sixty (60) days after the commencement of the case, by which the debtor party will assume or reject this Agreement, and the debtor party shall cooperate and take whatever steps necessary to assume or reject the Agreement by such date.

CLAUSE HEADINGS - The headings of the clauses in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

DEVELOPED INFORMATION - Supplier agrees that Supplier will and, where applicable, will have Supplier's associates (as defined in the INVENTIONS clause), disclose and furnish promptly to Company any and all technical information, computer or other apparatus programs, specifications, drawings, records, documentation, works of authorship or other creative works, ideas, knowledge or data, written, oral or otherwise expressed ("Information"), originated or developed by Supplier or by any of Supplier's associates as a result of Work performed under, or in anticipation of, this Agreement. Supplier further agrees that all such Information shall be Company's property, shall be kept in confidence by Supplier and Supplier's associates, shall be used only in performing this Agreement or in the filling of orders hereunder, and may not be used for other purposes except upon such terms as may be agreed upon between the parties in writing. If such Information includes materials previously developed or copyrighted by Supplier and not originated or developed hereunder, Supplier agrees to grant and hereby grants to Company and AT&T Corp. ("AT&T"), severally, a nonexclusive, royalty-free license to use and copy such materials. The licenses so granted to Company and to AT&T include the right to grant
sublicenses to their subsidiaries and associated companies.   Supplier also
agrees to acquire from Supplier's associates such assignments, rights and covenants as to assure that Company and AT&T shall receive the rights provided for in the DEVELOPED INFORMATION clause.

HARMONY - Supplier shall be entirely responsible for all persons furnished by Supplier working in harmony with all others when working on Company's premises or those of Company's customers.

IDENTIFICATION CREDENTIALS - Company may, at its discretion, require Supplier's employees to exhibit identification credentials, which Company may issue, in

                                                                   Agreement No.
                                                                   Page 10 of 13

order to gain access to Company's premises for the performance of the Work. If, for any reason, any of Supplier's employees are no longer performing Work, Supplier shall immediately inform Company's Representative in the speediest manner possible. Notification shall be followed by the prompt delivery to Company's Representative of the identification credentials involved or a written statement of the reasons why the identification credentials cannot be returned. Supplier shall be liable for any damage or loss sustained by Company if such identification credentials are not returned to Company.

INSPECTION AND/OR REJECTION OF WORK - Supplier shall provide Company with free access to the work performed and the equipment and materials furnished by Supplier under this Contract, if any, for the purpose of inspection thereof. At any time during the progress of the work, Company may condemn or reject any or all of the work, equipment or materials if the same are not in accordance with this Contract and shall give written notice to Supplier of such default. Supplier will thereupon have twenty-four (24) hours to remedy the default. If Supplier fails to timely remedy the default, Company reserves the right to take over any or all work, to provide labor, equipment and materials, and to complete or have completed any part or all of the work. The cost of completion by Company shall be deducted from the unpaid balance, if any, due or which may become due Supplier under this Contract. If there is no unpaid balance or if the cost of completion by Company is in excess of the unpaid balance, Supplier agrees to reimburse Company for such cost, less the amount of the unpaid balance, if any.

NONEXCLUSIVE SERVICES - It is expressly understood and agreed that this Agreement neither grants to Supplier an exclusive right or privilege to sell to Company any or all material or services of the type described in this Agreement which Company may require, nor requires the purchase of any material or services from Supplier by Company. It is, therefore, understood that Company may contract with other manufacturers and Suppliers for the procurement of comparable materials or services. In addition, Company shall at its sole discretion, decide the extent to which Company will market, advertise, promote, support, or otherwise assist in further offerings of the material or services.

Supplier agrees that purchases by Company under this Agreement shall neither restrict the right of Company to cease purchasing nor require Company to continue any level of such purchases.

NOTICES - Any notice or demand which under the terms of this Agreement or under any statute must or may be given or made by Supplier or Company shall be in writing and shall be given or made by telegram tested telex, confirmed facsimile, or similar communication or by certified or registered mail addressed to the respective parties as follows:

               To Company:  AT&T Corp.
                            10 Independence Blvd.
                            Warren, New Jersey  07059
               Attention:   Manager, Supplier Management

                                                                   Agreement No.
                                                                   Page 11 of 13

               To:          Razorfish, Inc.
                            107 Grand Street, 3rd Fl.
                            New York, NY  10013
               Attention:   Michael Simon

Such notice or demand shall be deemed to have been given or made when sent by telegram, telex, or facsimile, or other communication or when deposited, postage prepaid in the U.S. mail. The above addresses may be changed at any time by giving prior written notice as above provided.

REPRESENTATIVES - Company's Technical Representative is Mary Lou Floyd and
                                                        --------------
Company's Agreement Representative is Willie Mae Harris. All Work rendered under this Agreement is subject to inspection and acceptance by Company's Technical Representative or, in the Technical Representative's absence, by others as may be delegated in writing by Company.

RIGHT OF ACCESS - Each party shall permit the other party reasonable access to its facilities in connection with work under this Agreement. No charge shall be made for such visits. It is agreed that prior notification will be given when access is required.

STANDARDS - Employees with records of criminal convictions, other than minor traffic violations, shall not be assigned to Company's premises until a detailed statement of the circumstances is furnished to Company for its review and Company has given its written approval to such assignment. In fulfilling Supplier's obligations under this clause, Supplier shall comply with all laws relating to the making of investigation reports and the disclosure of the information contained therein.

SUPPLIER EMPLOYEES - The term Supplier employee means anyone performing the Work or furnished by Supplier under this Agreement, including but not limited to the Supplier's employees, consultants, representatives, agents, subcontractors, and subcontractors' subcontractors at all tiers. It is agreed that all persons provided by Supplier to perform the Work are not employees or agents of Company, and Company shall not exercise any direct control or supervision over Supplier employees but Company's Representative will be available for consultation.

Supplier shall be responsible for its own labor relations with any trade or union which represents its employees and shall be responsible for negotiating and adjusting all disputes. Supplier shall be the sole entity responsible for receiving complaints from Supplier employees regarding their assignments and for notifying Supplier employees of the termination or change of their assignments. Company has the right at any time (prior to and after assignment to Company's
Work) and for any reason to reject or to have Supplier remove Supplier's employees from the Work under this Agreement upon notice to Supplier. Upon such notice, Supplier shall, at Company's request, replace the Supplier employee(s). In the event of any staffing change, Company shall not be charged for the time required to train the replacement. The amount of noncompensatory training time, if any, shall be mutually determined by Supplier and Company's Representative.

                                                                   Agreement No.
                                                                   Page 12 of 13

Supplier further agrees that any of Supplier's employees who is or becomes a `leased employee' (as defined in Section 414(n) of the Internal Revenue Code) of Company during the term of this Agreement, shall not be covered by, and shall be excluded from participation in, any employee benefit plan maintained by Company. Supplier shall indemnify and save Company harmless from and against any losses, damages, claims, demands, suits, and liabilities that arise out of, or results from, any failure by Supplier to perform its obligations under this clause. Supplier shall also indemnify and save Company harmless from any entitlement, assertion, or claim, which any of Supplier's employees might have or might make relative to rights or privileges in any Company employee benefit plan and which arises, in whole or in part, out of Work rendered under this Agreement.

SUPPLIER'S INFORMATION - Except for information owned by Company under the clause DEVELOPED INFORMATION, no specifications, drawings, sketches, models, samples, tools, computer or other apparatus programs, technical or business information or data, written, oral, or otherwise, furnished by Supplier to Company under this Agreement or order, or in contemplation of this Agreement or order shall be considered by Supplier to be confidential or proprietary.

TIMELY PERFORMANCE - If Supplier has knowledge that anything prevents or threatens to prevent the timely performance of the Work under this Agreement, Supplier shall immediately notify Company's Representative thereof and include all relevant information concerning the delay or potential delay.

ACCEPTANCE

When in Supplier's opinion the Technical Services and/or project deliverables described in this Agreement have been completed, Supplier shall provide written notification of such fact to Company.

A. Company shall evaluate each deliverable furnished under this Agreement for compliance with the Specifications and shall submit a written acceptance or rejection to Supplier within ten (10) days after the receipt by Company of the complete deliverable associated with each task. Such written acceptance or rejection shall be made only by Company's Technical Representative. In no event shall early turnover of the deliverable by Supplier to Company or use of such deliverable by Company or its customers for business, profit, revenue or any other lawful use constitute acceptance of such deliverable by Company. Company shall have the right to accept portions of any deliverable. Company's acceptance of any deliverable or any portion thereof shall occur only upon a formal written acceptance sent by the aforementioned Company Representative.

B. If a deliverable evaluated pursuant to paragraph A of this clause is rejected, Supplier agrees to correct, at its expense, each error or defect (referred to herein collectively as "defect") leading to such rejection and resubmit the corrected deliverable to Company within fifteen (15) days after receipt of notice from Company of such error or defect. Company shall have ten
(10) days after the resubmitting of such corrected

                                                                   Agreement No.
                                                                   Page 13 of 13

deliverable to accept or reject such deliverable. If the corrected deliverable complies with the Specifications, Supplier shall incorporate the corrections in the deliverable.

C. If the defects in a rejected deliverable are not corrected within the fifteen (15) day period specified in paragraph B of this clause or if a resubmitted deliverable retested or re-evaluated by Company during the ten (10) day re-evaluation period is again rejected, then Company may at its option: (1) retain the deliverable at an equitable adjustment in price as may be agreed by the parties, in which case that deliverable shall be deemed accepted; (2) afford Supplier one or more correction extensions for a period or periods to be specified by Company without prejudice to Company's rights to thereafter exercise its option under either clause (1) or (3) of this paragraph without further notice to Supplier, if the defects have not been corrected; or (3) be entitled to a prompt and full refund of all moneys previously paid under this Agreement. If option (3) is exercised, Company shall have no further obligation to Supplier under this Agreement as to such deliverable or any other deliverable and may elect to terminate this Agreement at any time by written notice to Supplier.

AGREED:

AT&T Corp.                              Razorfish, Inc.
By:                                     By:
   ---------------------------------       --------------------------------
Name:  Mary Lou Floyd                   Name:
     -------------------------------         ------------------------------
Title:  General Manager                 Title:  V.P. Business Development
      ------------------------------          -----------------------------
Dated:  11/6/97                         Date:  11/6/97
      ------------------------------         ------------------------------